As filed with the Securities and Exchange Commission on January 18, 2024

Registration No. 333-273768

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Beacon Roofing Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4173371
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

505 Huntmar Park Drive, Suite 300

Herndon, Virginia 20170

(571) 323-3939

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julian G. Francis

President and Chief Executive Officer

Beacon Roofing Supply, Inc.

505 Huntmar Park Drive, Suite 300

Herndon, Virginia 20170

(571) 323-3939

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Christine E. Reddy Executive Vice President, General Counsel & Corporate Secretary Beacon Roofing Supply, Inc. 505 Huntmar Park Drive, Suite 300 Herndon, Virginia 20170 (571) 323-3939	Abby E. Brown Squire Patton Boggs (US) LLP 2550 M Street, Northwest Washington, DC 20037 (202) 457-6000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Explanatory Note

This registration statement (this “Post-Effective Amendment No. 1”) is a post-effective amendment to the registration statement on Form S-3 (File No. 333- 273768) of Beacon Roofing Supply, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2023 (the “Original Registration Statement”). The Company previously registered 15,171,964 shares of common stock pursuant to the Original Registration Statement for resale by the selling stockholder named herein, of which 5,171,964 remain unsold thereunder. This Post-Effective Amendment No. 1 is being filed for the purpose of (i) registering 46,170 additional shares of common stock for resale by the selling stockholder pursuant to Rule 413(b) under the Securities Act of 1933, as amended, which, together with the 5,171,964 shares of common stock originally registered under the Registration Statement and which remain unsold, may be sold from time to time by the selling stockholder, (ii) making corresponding changes to the base prospectus included in Part I of the Original Registration Statement, changing the date on the cover page of the prospectus to correspond to the date of this Post-Effective Amendment No. 1 and updating as appropriate the information contained in such base prospectus, and (iii) filing additional exhibits. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the SEC. A prospectus to be used by the selling stockholders in connection with the resale of the shares of Company common stock is included in this Post-Effective Amendment No. 1.

PROSPECTUS

Beacon Roofing Supply, Inc.

5,218,134 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 5,218,134 shares (the “Shares”) of our common stock, $0.01 par value per share, by CD&R Boulder Holdings, L.P. (the “selling stockholder”), an entity affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”). The selling stockholder may offer and sell shares of our common stock through public or private transactions at market prices prevailing at the time of sale or at negotiated prices.

We are not offering for sale any shares of our common stock pursuant to this prospectus. We will receive no proceeds from any sale by the selling stockholder of the shares of our common stock covered by this prospectus, but we have agreed to pay certain expenses relating to the registration of such shares. The selling stockholder will be responsible for any fees and commissions (including underwriting discounts and commissions), legal fees of any counsel engaged by the selling stockholder and transfer taxes applicable to the shares sold by them through this prospectus.

This prospectus does not necessarily mean that the selling stockholder will offer or sell those shares. The selling stockholder may from time to time offer and resell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. See “Plan of Distribution.”

Our common stock trades on the NASDAQ Global Select Market under the symbol “BECN.” On January 17, 2024 the closing price for our common stock, as reported on the NASDAQ Global Select Market, was $84.12 per share.

Investing in our securities involves certain risks. See “Risk Factors” on page 5 of this prospectus and in any applicable prospectus supplement and in the documents we incorporate by reference herein for certain risks you should consider. You should read the entire prospectus carefully, together with the documents we incorporate by reference herein, before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 18, 2024

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus. Neither we nor the selling stockholder has authorized anyone to give any information or to represent anything not contained in this prospectus. Neither we nor any selling stockholders take responsibility for, or can provide assurance as to the reliability of, any other information that others may provide you. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information contained in this prospectus is accurate only as of its date and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we say otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus, any free writing prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf registration process.” Under the shelf registration statement, the selling stockholder may, from time to time, offer and resell up to 5,218,134 shares of our common stock in one or more offerings or resales.

The prospectus provides you with a general description of the shares of common stock the selling stockholder may offer. This prospectus also contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our common stock, you should review the full text of these documents. The registration statement, including the exhibits and documents incorporated by reference in this prospectus, can be obtained from the SEC as indicated under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement will contain more specific information about the offering and the Shares being offered by the selling stockholder and may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in any accompanying prospectus supplement or in any related free writing prospectus, you should rely upon the information in any accompanying prospectus supplement or any related free writing prospectus.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Beacon,” “Company,” “we,” “us” and “our” to refer to Beacon Roofing Supply, Inc., a Delaware corporation, together with its consolidated subsidiaries.

TRADEMARKS AND TRADE NAMES

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. Our name, logo and registered domain name are our proprietary service marks or trademarks. Each trademark, trade name or service mark by any other company appearing in this prospectus belongs to its holder. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, trade names and copyrights.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity and results of operations. Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will be,” “will continue,” “will likely result,” “would” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the documents incorporated by reference herein that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results expressed, implied or otherwise contemplated by the forward-looking statements, including, the risks and uncertainties discussed in this prospectus or in our Exchange Act filings and other documents that are incorporated by reference herein. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others:

•	our inability to obtain the products that we distribute could result in lost revenues and reduced margins and damage relationships with customers;

•	loss of key talent or our inability to attract and retain new qualified talent could hurt our ability to operate and grow successfully;

•	a change in vendor pricing and demand could adversely affect our income and gross margins;

•	cyclicality in our business and general economic conditions could result in lower revenues and reduced profitability;

•	seasonality and weather-related conditions may have a significant impact on our financial results from period to period;

•

interruptions in the proper functioning of our information technology systems, including from cybersecurity threats, that could result in problems with our operations, including inventory, collections, customer service, cost control, and business plan execution that could have a material adverse effect on our financial results, including unanticipated increases in costs or decreases in net sales;

•	our ability to effectively integrate newly acquired businesses into our operations and achieve expected cost savings or profitability from our acquisitions;

•	our ability to successfully complete acquisitions on acceptable terms, which would slow our growth rate;

•

our level and terms of indebtedness could adversely affect our ability to raise additional capital to fund our operations, take advantage of new business opportunities, and prevent us from meeting our obligations under our debt instruments; and

•

our level and terms of our existing indebtedness and/or our incurrence of additional indebtedness could impair our inability to take advantage of certain business opportunities or otherwise impair our financial condition.

Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of the document in which it was made. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of the document in which it is made or to reflect the occurrence of unanticipated events. Please refer to “Risk Factors” in this prospectus and in our Exchange Act filings and other documents incorporated herein by reference for additional information regarding the foregoing factors that may affect us and our business.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or the documents incorporated by reference in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our Company, the common stock being offered hereby, and our financial statements and notes thereto and other information included in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Our Company

Beacon is the largest publicly traded distributor of roofing materials and complementary building products, such as siding and waterproofing, in North America. We have served the building industry for over 90 years and as of December 31, 2023, we operated over 530 branches throughout all 50 states in the U.S. and six provinces in Canada. We believe we offer one of the most extensive ranges of high-quality professional grade exterior products comprising over 130,000 SKUs, and we serve nearly 100,000 residential and non-residential customers who trust us to help them save time, work more efficiently, and enhance their businesses.

We are strategically focused on two core markets, residential and non-residential roofing, as well as complementary building products like siding and waterproofing that are often utilized by the roofing and other specialty contractors we serve. As a distributor, our national scale, networked model, and specialized capabilities are competitive advantages, providing strong value for both customers and suppliers. We intend to grow faster than the market by enhancing our customers’ experience, activating a comprehensive go-to-market strategy, and expanding our footprint organically and through acquisitions while also driving margin-enhancing initiatives.

Our differentiated service model is designed to solve customer needs. The scale of our business provides branch coverage, technology enablement, and investment in our team that is the foundation of customer service excellence. In addition, service is further enhanced by our On Time and Complete network (Beacon OTC®), market-based sales teams, and national call center. We believe we also provide the most complete digital commerce platform in roofing distribution, creating value for customers who are able to operate their businesses more effectively and efficiently.

Our history has been strongly influenced by significant acquisition-driven growth, highlighted by the acquisitions of Allied Building Products Corp. for $2.88 billion in 2018 and Roofing Supply Group, LLC for $1.17 billion in 2016. These strategic acquisitions expanded our geographic footprint, enhanced our market presence, and diversified our product offerings. The scale we have achieved from our expansion serves as a competitive advantage, allowing us to use our assets more efficiently, and manage our expenses to drive operating leverage. We have since pursued and finalized numerous acquisitions in key markets to complement the expansion of our geographic footprint, including 43 total branches from 14 acquisitions since January 1, 2022.

Our objective is to be the preferred supplier of exterior building products across markets in the United States and Canada. On February 24, 2022, we announced our Ambition 2025 Value Creation Framework (“Ambition 2025”) to drive growth, enhance customer service and expand our footprint in key markets, which included new Ambition 2025 financial targets and our share repurchase program, as well as strategic deployment of capital on acquisitions.

We were incorporated in Delaware in 1997 and our common stock trades on the Nasdaq Global Select Market under the symbol “BECN.”

Our principal executive offices are located at 505 Huntmar Park Drive, Suite 300, Herndon, Virginia 20170 and our telephone number is (571) 323-3939. Our Internet website address is www.becn.com. The information contained on, or accessible from, our website is not incorporated by reference, and, therefore, you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Selling Stockholder and Registration Rights

The selling stockholder is an entity affiliated with CD&R, a private investment firm, and as of the date of this prospectus beneficially owns 5,218,134 shares of common stock representing approximately 8.2% of our total voting power (based on shares of common stock outstanding as of January 15, 2024). In connection with the sale of our Series A Cumulative Convertible Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) to the selling stockholder pursuant to the Investment Agreement, dated as of August 24, 2017, by and among the Company, the selling stockholder and CD&R (filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 24, 2017) (the “Investment Agreement”), we entered into a registration rights agreement, dated January 2, 2018 (as amended, the “Registration Rights Agreement”) with the selling stockholder, pursuant to which we agreed to file a resale shelf registration statement for the benefit of the selling stockholder and its permitted transferees. Under the Registration Rights Agreement, the selling stockholder may make up to four requests (only two of which may require a customary “road show” or other substantial marketing efforts) that we conduct an underwritten offering of, or to otherwise register, the shares of common stock held by the selling stockholder, including any shares of common stock that were issuable upon conversion of shares of Series A Preferred Stock, which is no longer outstanding after our July 2023 repurchase of all issued and outstanding shares of Series A Preferred Stock held by the selling stockholder (the “Repurchase”). Accordingly, pursuant to the terms and conditions of the Registration Rights Agreement, we have registered an aggregate of 15,218,134 shares of common stock owned by the selling stockholder on a resale registration statement on Form S-3 that was originally filed with the SEC and became automatically effective on August 7, 2023 (as subsequently amended, the “Resale Shelf Registration Statement”). For additional information regarding the Registration Rights Agreement, see “Description of Capital Stock” and “Selling Stockholder—Material Relationships with Selling Stockholder” elsewhere in this prospectus.

Additional Information

For additional information about Beacon, including a more complete description of our business and operations, financial condition, results of operations and other important information about our Company, including the recent developments, please refer to the reports and other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investing in our common stock involves risks. Before making an investment decision, you should carefully consider all of the information included or incorporated by reference in this prospectus, including the risks and uncertainties described under the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties described therein are not the only ones that we face. The occurrence of any of these risks and uncertainties may materially and adversely affect our reputation, business, operating results, cash flows and financial condition, and, as a result, the trading price of our common stock could decline, causing you to lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. See “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below or incorporated by reference into this prospectus.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder. We will not receive any of the proceeds from these sales. In accordance with the Registration Rights Agreement, we will pay all of the fees and expenses incurred by us in connection with the registration of the Shares. The selling stockholder will be responsible for any fees and commissions (including underwriting discounts and commissions), legal fees of any counsel engaged by the selling stockholder and transfer taxes applicable to the Shares sold by it pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our By-Laws, which are incorporated by reference herein. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read our Certificate of Incorporation and our By-Laws in their entirety.

General

Under our Certificate of Incorporation, we are authorized to issue 100,000,000 shares of our common stock, $0.01 par value per share, and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of January 15, 2024, there were 63,361,680 shares of our common stock, options to purchase 1,121,797 shares of common stock, and 1,210,241 restricted stock units issued and outstanding. As a result of the completion of the Repurchase on July 31, 2023, there are no shares of our preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Each of our directors is elected by an affirmative vote of a plurality of the votes properly cast with respect to such director. Vacancies on the Board may be filled by an affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy will hold office until the next annual meeting of stockholders.

Subject to any preferential rights of any outstanding shares of our preferred stock to receive dividends before any dividends may be paid on our common stock, the holders of our common stock will be entitled to share ratably in any dividends that may be declared by our Board out of funds legally available for the payment of dividends. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors and any holders of preferred stock, our remaining assets will be distributed ratably among the holders of shares of common stock on a per share basis. In the event of a merger or consolidation with or into another entity, holders of each share of common stock will be entitled to receive the same per share consideration.

Preferred Stock

Our Certificate of Incorporation authorizes our Board to provide for the issuance of shares of preferred stock in one or more classes or series. Prior to issuance of shares of each series, our Board is required by the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof. Thus, our Board could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Anti-Takeover Provisions of the Delaware Law and Our Governing Documents

Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•

prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or By-Laws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our Board to issue one or more series of preferred stock with voting or other rights or preferences. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Special Meetings of Stockholders; Stockholder Action

A special meeting of our stockholders may be called only by the Chair of the board, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by the Board, pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Our By-Laws provide that our stockholders may not take action by written consent.

Amendment of Certificate of Incorporation and By-Laws

Our Certificate of Incorporation may be amended in accordance with the DGCL. Our By-Laws may be amended by the affirmative vote of a majority of the stockholders present at any annual meeting of the stockholders at which a quorum is present. Our By-Laws may also be amended by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present.

Forum Selection

Unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company is deemed to have notice of and consented to the foregoing provisions of our By-Laws.

Stock Exchange Listing

Our common stock trades on the NASDAQ Global Select Market under the symbol “BECN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDER

The following table sets forth information as of January 15, 2024 with respect to the ownership of our common stock by the selling stockholder based on information furnished to us by the selling stockholder. The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 63,361,680 shares of our common stock outstanding as of January 15, 2024.

The following table also provides information regarding the beneficial ownership by the selling stockholder of shares of our common stock as of January 15, 2024, the maximum number of shares of our common stock that may be offered by the selling stockholder pursuant to this prospectus and the number of shares of our common stock that will be beneficially owned by the selling stockholder after such an offering, assuming the sale by the selling stockholder of all of the offered Shares. The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of Shares. The selling stockholder may also offer and sell less than the number of Shares indicated. The selling stockholder is not making any representation that any Shares covered by this prospectus will or will not be offered for sale. Information about the selling stockholder may change over time. Except as otherwise indicated in the footnotes to the table, the beneficial owner listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. The address for the beneficial owner is set forth in the footnotes to the table.

	Number of Shares of Common Stock Beneficially Owned Prior to Resale		Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned After Resale
Name of Selling Stockholder	Number	%		Number(2)	%(2)
CD&R Boulder Holdings, L.P.(1)	5,218,134	8.2%	5,218,134	—	—

(1)

CD&R Investment Associates IX, Ltd. (“CD&R Holdings GP”), as the general partner of the selling stockholder, may be deemed to beneficially own the Shares held directly by the selling stockholder. CD&R Holdings GP expressly disclaims beneficial ownership of the Shares held directly by the selling stockholder. Investment and voting decisions with respect to the Shares held by the selling stockholder are made by an investment committee composed of more than ten investment professionals of CD&R (the “Investment Committee”). All members of the Investment Committee disclaim beneficial ownership of the Shares held directly by the selling stockholder. CD&R Holdings GP is managed by a two-person board of directors. Donald J. Gogel and Nathan K. Sleeper, as the directors of CD&R Holdings GP, may be deemed to share beneficial ownership of the Shares directly held by the selling stockholder. Such persons expressly disclaim such beneficial ownership. The address for the selling stockholder, CD&R Holdings GP and CD&R is c/o M&C Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, British West Indies.

(2)

Since we do not have the ability to control how many, if any, of the selling stockholder’s Shares will be offered or sold, we have assumed that the selling stockholder will sell all of the Shares registered herein for purposes of determining how many shares it will own and its percentage ownership after resale.

Material Relationships with Selling Stockholder

Letter Agreement

On July 6, 2023, we reached agreement with the selling stockholder to repurchase all of the 400,000 issued and outstanding shares of Series A Preferred Stock held by the selling stockholder, pursuant to a letter agreement (the “Repurchase Letter Agreement”). The Repurchase of all of the Series A Preferred Stock was completed on the Repurchase Date of July 31, 2023 (such date, the “Repurchase Date”) for an aggregate amount of $805,433,333.33. In connection with the Repurchase, all rights of the selling stockholder to nominate two directors to serve on our Board terminated on the Repurchase Date and Mr. Nathan Sleeper, CD&R’s Chief Executive Officer, and Mr. Philip Knisely, an Operating Partner of CD&R, both offered their resignations from the Board in accordance with the Investment Agreement. However, our Board did not accept Mr. Knisley’s resignation, and he continued to serve on the Board, although Mr. Knisely stepped down as non-executive Chair of the Board. Pursuant to the Repurchase Letter Agreement, the selling stockholder agreed that for as long as one of its designees to our Board remained a director, and for a period of six (6) months thereafter, the customary voting, standstill, and transfer restrictions set forth in Sections 4.13 and 4.14 of the Investment Agreement will continue to apply to the selling stockholder and Clayton, Dubilier & Rice Fund IX, L.P. in accordance with their terms. The foregoing description does not purport to be complete and is qualified in all respects by reference to the full text of the Repurchase Letter Agreement, a copy of which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on July 7, 2023 and the Investment Agreement, a copy of which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 24, 2017.

Registration Rights Agreement

The selling stockholder is a party to the Registration Rights Agreement with Beacon that sets forth provisions relating to registration rights with respect to the Shares, including any prospectus supplement. The provisions of the Registration Rights Agreement will terminate when the selling stockholder and certain of its permitted transferees no longer own any shares of our common stock, except for the indemnification and contribution provisions, which will survive such termination.

Demand registration rights. We agreed to file a resale shelf registration statement for the benefit of the selling stockholder and certain of its permitted transferees, and this prospectus forms part of such resale shelf registration statement, which was filed with the SEC on the date of this prospectus. In addition, pursuant to the Registration Rights Agreement, the selling stockholder and such transferees may make up to a total of four requests that we conduct an underwritten offering of the shares of our common stock held by the selling stockholder and such transferees; provided, however, only two of such requests may require a customary “roadshow” (including an “electronic road show”) or other substantial marketing efforts by Beacon and the underwriters.

Piggyback registration rights. If, at any time, we determine to file a registration statement with the SEC covering any shares of our common stock or other securities, the selling stockholder will have the right to request that we include their shares of common stock in any such registration statement, subject to specified limitations. These piggyback registration rights shall not apply to a registration of common stock or other securities relating solely to employee benefit plans or relating solely to the sale of debt or convertible debt instruments.

Cutback. In connection with the above demand and piggyback registrations, the managing underwriters may limit the number of shares offered for marketing reasons. In such case, the shares to be included in the underwritten offering will be prioritized in accordance with the terms of the Registration Rights Agreement. In the case of a marketed underwritten shelf takedown offering requested by the selling stockholder, shares held by the selling stockholder and certain of its permitted transferees to be included in such underwritten offering will be given highest priority in the event of a cutback.

Expenses. We are required to pay the fees and expenses associated with preparing and filing of any registration statement in connection with the above demand and piggyback registrations, including the resale shelf registration statement of which this prospectus forms a part. The selling stockholder will pay any fees and commissions (including underwriting and brokerage discounts and commissions), legal fees of any counsel and other advisors and agents engaged by any selling stockholder, and transfer taxes applicable to the shares sold by them through this prospectus.

For additional information regarding material relationships and transactions between us and the selling stockholder, see “Part III—Item 13. Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this prospectus.

The foregoing description does not purport to be complete and is qualified in all respects by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on January 5, 2018, and the Amendment and Restatement of Section 2(a) of the Registration Rights Agreement, dated June 11, 2019, a copy of which is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on August 7, 2019.

PLAN OF DISTRIBUTION

The selling stockholder and any of its permitted transferees may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus using one or more of the following methods:

•	underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the securities;

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	through the settlement of short sales;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholder may include the following information to the extent required by law:

•	the name of the selling stockholder and the number of shares of our common stock to be sold by it;

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriter compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed, reallowed or paid to dealers.

The selling stockholder may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholder, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from underwriters and commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If the selling stockholder uses an underwriter or underwriters to effectuate the sale of shares of common stock, we and the selling stockholder will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. The selling stockholder may use underwriters with whom we or the selling stockholder has a material relationship. We will describe the nature of such relationship in the prospectus supplement, naming the underwriter. Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholder may also sell shares of our common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholder also may sell shares of our common stock directly to purchasers rather than under this prospectus or any related prospectus supplement. In this case, the selling stockholder would not engage underwriters or agents in the offer and sale of such shares.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholder may also sell our common stock short and deliver these shares of our common stock to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell our common stock. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of our common stock covered by this prospectus, which shares such broker-dealer or other financial institution may resell or otherwise transfer, pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any underwriters, broker-dealers or agents that participate in the sale of the selling stockholder’s shares of common stock or interests therein may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting commissions or discounts under the Securities Act. While neither we nor any selling stockholder can presently estimate the amount of such compensation, in compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any related prospectus supplement. However, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares of common stock held by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus that will set forth the aggregate amount of shares of common stock covered by this prospectus that are being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. If the selling stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

We have agreed to use reasonable best efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) three (3) years from the effective date of the registration statement of which this prospectus forms a part and (ii) the date by which all of the shares of common stock covered by the registration statement of which this prospectus forms a part have been sold pursuant to such registration statement. We cannot assure you that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part. In addition, we cannot assure you that the selling stockholder will not transfer, devise or gift the shares of common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares owned by it. A pledgee, secured party or person to whom the shares have been hypothecated will, upon foreclosure, be deemed to be a selling stockholder. The number of the selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged.

The selling stockholder may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the shares of common stock acquired in the distribution.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the shares of common stock is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the shares. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the shares. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares. If the underwriters create a short position in the shares of our common stock in connection with an offering (that is, if they sell more shares than are set forth on the cover page of the applicable prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing shares of our common stock in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

The legality of the issuance of the shares of our common stock offered hereby is being passed upon by Squire Patton Boggs (US) LLP, Washington, DC. If counsel for the selling stockholder or any underwriter passes on legal matters in connection with an offering of the common stock described in this prospectus, we will name that counsel in the applicable prospectus supplement for that offering.

EXPERTS

The consolidated financial statements of Beacon Roofing Supply, Inc. appearing in Beacon Roofing Supply, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Beacon Roofing Supply, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file periodic reports and other information with the SEC. This prospectus incorporates by reference information from documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference into, this prospectus. Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us and any documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (in each case, other than documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC, except as otherwise provided below):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023;

(b)

The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December  31, 2022 from the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders (Schedule 14A), filed with the SEC on April  5, 2023;

(c)	All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Exchange Act, since December 31, 2022, including specifically but not limited to, the Company’s:

(i)	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 5, 2023, August 4, 2023, and November 3, 2023, respectively; and

(ii)

Current Reports on Form 8-K filed with the SEC on February  17, 2023, February  21, 2023, February  23, 2023, May  19, 2023, June  9, 2023, July  7, 2023, July  10, 2023, July  18, 2023, July  31, 2023, August 9, 2023, December 4, 2023, December 8, 2023 and January 12, 2024.

(d)

The description of the Common Stock, which is filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K, which updates the description contained in the Company’s Registration Statement on Form S-1 filed with the SEC on May 28, 2004, as incorporated by reference in the Company’s Registration Statement on Form 8-A filed with the SEC on September 3, 2004, as amended by any amendments or reports filed for the purpose of updating such description.

You may obtain copies of the documents we incorporate by reference by contacting us as described below, or through accessing the SEC’s website as described above. Documents incorporated by reference are available without charge, excluding all exhibits to each person, including any beneficial owner, to whom a copy of this prospectus is delivered unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing or by telephone at:

Beacon Roofing Supply, Inc.

505 Huntmar Park Drive

Suite 300

Herndon, Virginia 20170

Attention: Vice President, Capital Markets & Treasurer

Telephone: (571) 323-3939

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s website address is http://www.sec.gov. In addition, our SEC filings are accessible on our corporate website at www.becn.com under the heading “Investors—Financials & Presentations—SEC Filings.” The information contained on or that can be accessed through our website is not incorporated by reference in, and is not part of, this prospectus, and you should not rely on any such information in connection with your investment decision to purchase the shares.

This prospectus contains summaries of certain agreements that we have entered into or will enter into or other documents filed as an exhibit to this registration statement or incorporated by reference into this prospectus. The descriptions of these agreements contained in this prospectus do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements or other documents filed as an exhibit to this registration statement or incorporated by reference into this prospectus. Copies of the definitive agreements or other documents will be made available without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered in response to a written or oral request to us at the following address and telephone number:

Beacon Roofing Supply, Inc.

505 Huntmar Park Drive

Suite 300

Herndon, Virginia 20170

Attention: Vice President, Capital Markets & Treasurer

Telephone: (571) 323-3939

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

Beacon Roofing Supply, Inc.

Common Stock

PROSPECTUS

January 18, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth various expenses in connection with the sale and distribution of the shares of our common stock being registered. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$570
Printing fees and expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total:	$	*

*	These fees and expenses will be calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors.

Delaware General Corporation Law. The Company is incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of a director and officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Company’s Certificate of Incorporation contains a provision which eliminates directors’ (but not officers’) personal liability as set forth above.

The Company’s Certificate of Incorporation and By-Laws provide in effect that it shall indemnify its directors and officers to the extent permitted by the DGCL. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery shall deem proper.

Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

The foregoing statements are subject to Sections 102 and 145 of the DGCL and the terms of our Certificate of Incorporation and By-Laws, which Certificate of Incorporation and By-Laws have been filed as exhibits to this registration statement and are incorporated by reference herein.

Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the Company will indemnify the director or officer against any expenses or liabilities incurred in connection with any proceeding in which the director or officer may be involved as a party or otherwise, by reason of the fact that the director or officer is or was a director or officer of the Company or by any reason of any action taken by or omitted to be taken by the director or officer while acting as an officer or director of the Company. However, the Company is not obligated to provide indemnification or advance funds under the indemnification agreements: (i) if the claim was initiated by the director or officer (with certain exceptions); (ii) if a court of competent jurisdiction determines that such indemnification is prohibited by applicable law; (iii) for the disgorgement of profits arising from the purchase of sale of securities in violation of Section 16(b) of the Exchange Act; or (iv) for the reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by the director or officer or payment of any profits realized by such director or officer from the sale of securities as required by the Exchange Act (including related to an accounting restatement or a violation of Section 306 of the Sarbanes-Oxley Act). Each director and officer has undertaken to repay the Company for any costs or expenses paid by the Company if it is ultimately determined that the director or officer is not entitled to indemnification under the indemnification agreements.

D&O Insurance. The Company also has in effect insurance policies for general officers’ and directors’ liability insurance, which will cover certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, respectively.

Registration Rights Agreement. The Registration Rights Agreement, filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on January 5, 2018 and incorporated by reference herein, provides for indemnification of our directors and officers by the selling stockholder against certain liabilities.

Underwriting Agreements. Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors, officers and controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Item 16. Exhibits.

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement*

3.1	Second Amended and Restated Certificate of Incorporation of Beacon Roofing Supply, Inc. (Incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the period ended September 25, 2004 filed on December 23, 2004)

3.2	By-Laws of Beacon Roofing Supply, Inc. (effective August 11, 2021) (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on August 17, 2021)

4.1	Form of Specimen Common Stock Certificate of Beacon Roofing Supply, Inc. (Incorporated by reference to Exhibit 4.1 to the Amendment to our Registration Statement on Form S-1/A filed on August 19, 2004)

10.1	Investment Agreement, dated as of August 24, 2017, by and among Beacon Roofing Supply, Inc., CD&R Boulder Holdings, L.P. and Clayton, Dubilier & Rice Fund IX, L.P. (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on August 24, 2017)

10.2	Letter Agreement, dated as of November 20, 2018, by and among Beacon Roofing Supply, Inc., CD&R Boulder Holdings, L.P. and Clayton, Dubilier & Rice Fund IX, L.P. (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on November 21, 2018)

10.3	Letter Agreement, dated February 13, 2019, by and among Beacon Roofing Supply, Inc., CD&R Boulder Holdings, L.P. and Clayton, Dubilier & Rice Fund IX, L.P. (Incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on May 8, 2019)

10.4	Registration Rights Agreement, dated as of January 2, 2018, by and between Beacon Roofing Supply, Inc. and CD&R Boulder Holdings, L.P. (Incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed on January 5, 2018)

10.5	Amendment and Restatement of Section 2(a) of the Registration Rights Agreement, dated June 11, 2019 (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed August 7, 2019)

10.6	Repurchase letter agreement, dated July 6, 2023, between Beacon Roofing Supply, Inc. and CD&R Boulder Holdings, L.P. (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 7, 2023)

5.1	Opinion of Squire Patton Boggs (US) LLP **

23.1	Consent of Squire Patton Boggs (US) LLP (Contained in the opinion filed as Exhibit 5.1 to this Registration Statement) **

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm **

24.1	Power of Attorney (Included on the signature page to the Registration Statement on Form S-3 filed on August 7, 2023)

107	Filing Fee Table **

*	To be filed, if required, by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herndon, Commonwealth of Virginia, on January 18, 2024.

BEACON ROOFING SUPPLY, INC.

/s/ Julian G. Francis
Julian G. Francis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

*	President and Chief Executive Officer	January 18, 2024
Julian G. Francis	(Principal Executive Officer) and Director

*	Executive Vice President and Chief Financial Officer	January 18, 2024
Frank A. Lonegro	(Principal Financial Officer)

*	Vice President and Chief Accounting Officer	January 18, 2024
Samuel M. Guzman, Jr.	(Principal Accounting Officer)

*	Chair	January 18, 2024
Stuart A. Randle

*	Director	January 18, 2024
Barbara G. Fast

*	Director	January 18, 2024
Richard W. Frost

*	Director	January 18, 2024
Alan Gershenhorn

*	Director	January 18, 2024
Melanie M. Hart

*	Director	January 18, 2024
Philip W. Knisely

*	Director	January 18, 2024
Racquel H. Mason

*	Director	January 18, 2024
Robert M. McLaughlin

*	Director	January 18, 2024
Earl Newsome, Jr.

*	Director	January 18, 2024
Neil S. Novich

*	Director	January 18, 2024
Douglas L. Young

*By:	/s/ Christine Reddy
Christine Reddy
Attorney-in-Fact